UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934
(Amendment No.     )

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Denny’s Corporation

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Denny’s Corporation

Proxy Advisory Presentation

- *Since opening in 1953, Denny's has overcome 9 separate recessionary periods*

4/27/2010

Denny’s - An American Icon
➢ Exceptional Brand Equity and Scale
 ▪ 97% brand awareness (1) in the United States
 ▪ 2nd largest family chain in units, sales and market share
 ▪ 1,551 restaurants open 24 hours per day, 7 days a week
➢ Resilient Brand and Business Model
 ▪ Franchisees have an average tenure of approximately 10 years in the system
 ▪ Denny’s opened 40 company and franchised restaurants in last 12 months (most since 2001)
 amidst a time period of significant market turmoil
➢ Broad Level of Diversification
 ▪ Currently in 49 states across America and 6 total countries
 ▪ 265 franchisees - none has more than 5% of franchise system
 ▪ Equal sales across all four dayparts
➢ From 2001 through the mid-2000's, the focus at Denny's was improving the operations and rationalizing the store base in order to establish the solid foundation for growth that has started to materialize
 ▪ Denny's emerged from its 1998 restructuring with a legacy of debt and hired Nelson Marchioli as
 President and CEO in 2001
(1) Source: Brand Tracker, May 2009.

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Add additional items for 99¢ each.

4/27/2010

Situation Overview
➢ Denny’s Under Current Leadership
 Is Doing What’s Right for its Stockholders
 ▪ Sharply increased earnings and cash flow
 ▪ Materially reoriented the store portfolio
 towards franchising and laid the foundation
 for future growth
 ▪ Reduced leverage puts Denny’s in a position to
 refinance its debt, increasing its flexibility to
 take stockholder-friendly actions that are significantly
 restricted in the existing debt agreements
➢ Dissident Agenda is Bad for Denny’s Stockholders
 ▪ Dissidents misrepresent the facts
 ▪ Dissidents do NOT offer any new ideas
 ▪ Dissidents’ motives are not aligned with stockholder interests

Denny’s Strategy
for Creating Value

$1,200
$1,000
$800
$600
$400
$200
$0
$35
$30
$25
$20
$15
$10
$5
$0
$979
$994
$939
$760
$668
$4
$12
$11
$23
$30
2005
2006
2007
2008
2009
Operating Revenue
Adj. Income Before Tax

$11
$34
$19
$28
$37
2005
2006
2007
2008
2009

4/27/2010

Denny’s Has Delivered Strong
Results
Profits Significantly Increased on
Anticipated Lower Revenue Base…
Denny’s Board and Management Have Delivered Strong Results in Several Key Areas
Source: Public filings. Reconciliation of GAAP to non-GAAP financial measures can be found in the Appendix.
(1) Adjusted Income before tax is a non-GAAP measure that management believes best reflects on-going earnings due to the significant impact on our P&L from non-operating, non-recurring and non-cash items.
(2) Represents a year with high commodity pressures and the first year of the federal minimum wage increases that produced a combined negative effect on cash flow and earnings of $14.5 million.
Dissidents Have No Argument Against These Results and No Effective Plan on How to Continue
Improving Upon Them…The Current Board and Management Do
(1)
…Consistently Increasing
Free Cash Flow Generation and…
(2)

$526
$427
$331
$307
$252
52% Reduction
2005
2006
2007
2008
2009

16.0%
14.0%
12.0%
10.0%
8.0%
11.0%
12.0%
9.9%
11.6%
14.0%
2005
2006
2007
2008
2009

4/27/2010

…Reducing Net Debt and Leverage
Significantly…
Denny’s Board and Management Have Delivered Strong Results in Several Key Areas
Source: Public filings. Reconciliation of GAAP to non-GAAP financial measures can be found in the Appendix.
(1) Based on calculation of covenant EBITDA. 2007 margins were depressed because of usually high commodity pressures and the first year of the federal minimum wage increases.
Dissidents Have No Argument Against These Results and No Effective Plan on How to Continue
Improving Upon Them…The Current Board and Management Do
Denny’s Has Delivered Strong
Results (Cont‘d)
…EBITDA Margins Continue to Improve
EBITDA
Margin (1)
Net Debt /
EBITDA
4.9x
3.0x
Net Debt

4/27/2010

Increase Store Count
Denny’s Board and Management Are Constantly Finding Ways to Improve Existing Plans and
Create New Opportunities to Accelerate Growth
Key Aspects to Denny’s
Foundation for Future Growth
Increase Guest Traffic
Shift to a Franchise Focused Model
Continue to Improve Free Cash Flow
➢ Expansion into travel centers with recent Pilot /
 Flying J deal
➢ Continue opening traditional units
➢ Growth into new and innovative formats
➢ Focus on value-pricing
➢ Media refocusing
➢ Operational initiatives
➢ Focus on new products
➢ Targeting 90% franchised units
➢ Franchise Growth Initiative focused on selling
 existing company-owned stores and bringing in
 new franchisees committed to new unit
 expansion
➢ 95% of new units since 2008 opened by
 franchisees
➢ Increase in operating income through business
 model shift and reduction in overhead costs
➢ Consistent reductions in total debt year-over-
 year
 ▪ A refinance of our existing debt agreements
 will increase our ability to reward
 stockholders

- International (Central America agreement signed with two more planned by year-end)

4/27/2010

Traditional Units
Ongoing Strategic Goals -
Profitably Grow Store Count
Other Formats
Dissidents Do NOT Offer Any New Ideas
➢ Since 2007, 185 commitments for future
 development (of which 58 have opened)
 through area development agreement
 program
➢ Potential of approximately 600 additional
 units, driven by low penetration in large
 DMAs
➢ Universities (several locations planned in
 2010, most recent of which is Cal. State
 San Bernardino, opened January 2010)
 ▪ Ongoing discussions with Sodexo,
 Aramark and Compass
➢ Denny’s Cafe (fast casual
 format; several planned
 for 2010 opening)
 ▪ Denny’s Director Don Robinson is
 actively assisting with this effort
Denny’s Has Significant Organic Growth Potential From Geographic Expansion and
New Format Types

4/27/2010

Growth Through Travel Centers
Travel Centers Take Advantage of Denny’s Highway Heritage
➢ Pilot relationship (which began in 2007)
 provides potential for 50 units of growth over
 the next 5 years
➢ Flying J deal in 2010 provides potential for 140
 units of growth in as little as 12 months
 ▪ Process began in fall 2009. Franchisees
 have committed to the vast majority of the
 units, and 3rd party financing sources
 have been established
 ▪ Units have above-average margins with
 cash payback of 3 years
➢ Both deals take advantage of Denny’s 24/7
 highway heritage
➢ Denny’s beat out key competitors to win this
 landmark agreement
 ▪ Stock jumped 11% on March 18th, the
 day of the Flying J announcement
“The partnership between Denny’s and Pilot is a
significant strategic priority for both
organizations. We selected Denny’s to open up
restaurants in our Flying J and Pilot Travel Centers
because of the strength of our relationship and its
brand, the quality of its leadership team, and the
first-class franchise partners they have attracted.”
- Jimmy Haslam, CEO of Pilot Travel Centers
Dissidents Do NOT Offer Any New Ideas

Introducing the all new
$2 $4 $6 $8 VALUE MENU
$2
$4
$6
$8
ALL DAY. EVERY DAY.

4/27/2010

Focus on Value-Pricing
Media Refocusing
➢ Everyday Value across all day-
 parts including launch of
 $2/$4/$6/$8 menu in April 2010
 ▪ Developed with franchisees in
 fall 2009, culminating in testing
 beginning late December 2009
➢ In-store promotion of higher-priced,
 higher-margin entrees with up-
 selling
➢ Pipeline of new truly Limited Time
 Only (“LTO”) entrees with
 affordable 'starting at' prices across
 all day-parts
➢ Discount program with AARP
 members rolled out in March 2010,
 based on a relationship that began
 in the spring of 2009
➢ Established Local Co-ops in 2008
 that now cover 57% of Denny’s
 sales
➢ Increased media potential of the
 system by 20% since 2008
➢ Greater weight on media in the
 National Advertising Fund
➢ Successful Super Bowl campaign
 (see page 26)
Operational Initiatives
➢ New hospitality training rolled out in Q1
 2010
 ▪ Developed and tested with
 franchisees in Q2 through Q4 2009
➢ Mystery Shops program began in 2008
➢ Facilities ‘refresh’ program began testing
 in Q2 2009
Ongoing Strategic Goals -
Profitably Grow Guest Traffic
Dissidents Do NOT Offer Any New Ideas

4/27/2010

On-Going Strategic Goals - Fully
Realize Benefits from Model Shift
➢ Consistent, predictable and growing free cash flow and earnings to increase flexibility for the Company to take stockholder friendly actions once refinance is complete
 ▪ Free Cash Flow delivered by model targeted at $50M/year
➢ The model provides for aggressive growth of restaurant distribution points: Flying J, Pilot, traditional units,
 Universities, Denny's Cafe and international expansion
 ▪ Net system growth delivered by model targeted at +50/year
➢ Harness burgeoning franchise relationships to deliver brand to guests
➢ Continuous focus on operating costs and capital expenditures
 ▪ Capital expenditures required by model targeted at $10M/year and expectation of continued reduction in operating expenses
Allowing the Dissidents to Derail our Strategic Plan Deprives Stockholders of Value
Dissidents’ Motives Are Not Aligned with
Stockholders’ Long-Term Interests
Management Actions Taken Over the Past Three Years - Deleveraging, Conversion to a More
Franchise Intensive Model, Developing New Distribution Points, and Rationalizing Costs -
Have Laid a Framework to Enable New Possibilities For Value Creation

4/27/2010

Visible Evidence of Success
1. 95% of new Denny’s units since the beginning
 of 2008 have been opened by franchisees
2. Denny’s has attracted some of the most
 seasoned franchisees and operators, such as
 the largest franchise operators of Jack in the
 Box and Carl’s Jr.
3. 56 separate franchisees have bought units
 through FGI (25 new / 31 existing) of which 17
 have completed multiple FGI transactions
Our Franchisees
➢ 42 new franchises in the system since 2007
 ▪ Represents 17% of franchise group for a brand that
 has been around for almost 60 years
➢ Franchise Growth Initiative (“FGI”)
 ▪ We have sold 290 units while obtaining commitments
 for 98 future units
 ▪ Program has been highly successful because our
 franchisees believe in what we are doing with the
 brand
Our Franchisees Believe in What We Are Doing With the Brand
“…We have commended the decisions made relative to
Brand leadership along with recent changes to the Brand’s
marketing strategy in collaboration and alignment with
franchise leadership to address the everyday affordability
of our Brand.
…As a point of clarification, the DFA Board has not taken
a position that any of the proposed nominees by the
Committee have meaningful experience or strategic insights
that would be beneficial to the Denny's Brand or the
franchise community.”

- Denny’s Franchisee Association 4/12/10
Source: Public filings.
(1) Estimated units at time of merger with Steak n Shake.
Dissidents Do NOT Offer Any New Ideas
➢ On the Other Hand…
 ▪ Since Dash joined the Western Sizzlin Board in
 2005, Western Sizzlin units have declined from
 135 to approximately 86 (1)
 ▪ 31 franchisees (35%) departed through
 year-end 2008, with net franchisee loss of
 16%

Response to
Dissident Arguments

- Guest count declines as number of units decline; however...

$1.24
19%
$1.47
2000
2009
Average Unit Volume

- ... our focus on closing underperforming units, getting more customers into each restaurant and having them spend more has increased average unit volumes

4/27/2010

Dissident Argument #1:
Strategic Decisions
Dissident Arguments:
a. Company hasn’t grown restaurant count
* MISLEADING *
Facts:
▪ Denny’s opened 96 stores over the last 3 years, with 40 in 2009 (a 74%
 increase from 2007). We expect to open at least 40 traditional units per year moving forward
▪ Net system growth of 10 units in 2009, the most since 2000
▪ Store commitments in hand for 185 new franchise units (58 already opened)
▪ Recent Pilot / Flying J agreement has potential for 190 additional new units with compelling economic returns (franchise commitments for ~125 units)
▪ Closing of unprofitable stores means overall quality of portfolio significantly increases with Denny’s moving to newer and vibrant trade areas
c. Lost #1 position to IHOP
* IRRELEVANT * (1)
b. Company has not addressed the decline
 in guest traffic
* MISLEADING *

▪ Management has initiated a number of plans to address this including:
 $2/$4/$6/$8, new product offerings and LTO entrees (see page 9)
▪ The Company strives to be the best, not merely the biggest
▪ Activists’ claim that this should be an objective for Denny’s either:
 ▪ Shows lack of fundamental business understanding; or
 ▪ Underscores the hollowness of their position
Source: Public filings.
(1) At 2009 year-end, DENN actually had more units than IHOP.
Dissidents Misrepresent the Facts

- Dissidents conveniently ignore the trend for CapEx which along with the RoA, clearly indicates the Company has been prudent with its capital

$47
$18
2005
2009
CapEx ($m)

12.0%
8.0%
4.0%
0.0%
0.7%
2.8%
2.8%
6.8%
9.6%
2005
2006
2007
2008
2009
Return on Assets

$63
$66
$67
$61
$57
2005
2006
2007
2008
2009
G&A Expenses ($m)

$37
$29
$41
$45
$47
$17
$44
DENN
AFC
Burger King
CKR
DineEquity
Sonic
Wendy's
G&A / Unit ($k) (2)

66%
85%
2005
2009

4/27/2010

Dissident Argument #2:
Operational Decisions
Dissident Arguments:
a. Poor Capital allocation
* MISLEADING / WRONG (1) *
Facts:
c. Poor Franchisee Relationships
* WRONG *
b.  High G&A Expenses
* WRONG *
▪ Company continues to
 decrease G&A…
▪ We are able to continue to grow our
 franchise base in a quality way
 because…
…Even though G&A/unit is already below the
median of its franchise peers ($43k)
…Despite claims by the Dissidents, our
franchisees believe in the brand
“We look forward to working together
with Denny’s leadership, including you
and your Board, and achieving continued
improvements in our Brand’s
performance.”
- Denny’s Franchisee Association 4/12/10
Franchisee Mix
Source: Public filings.
(1) Only 30% of historical CapEx has been on remodels since 2006, despite Dissidents’ charge.
(2) Franchise peers include companies with similar franchise mixes.
Dissidents Misrepresent the Facts
▪ In addition, Field Overhead reduced by $8 million, or 44%, since 2007

% Denny's Ownership (1)

3.3%
2.0%
1.2%
2.3%
0.7%
0.1%
Marchioli
Oak Street
Dash
Soundpost
Lyrical
Arbor

DENN
5.6%
Peer Group
4.8%
0.0%
2.5%
5.0%
7.5%

4/27/2010

Dissident Argument #3:
Accountability
Dissident Arguments:
a. Low Insider Ownership
* MISLEADING *
Facts:
▪ Nelson Marchioli personally owns
 more shares than any of the activists
 or the funds they manage and…
c. Poor Corporate Governance
* WRONG *
b. High Executive Compensation
* MISLEADING *

…the board as a whole owns 5.6% of
the company, which is above the
median of 4.8% for its peer group (2)
▪ Independent compensation experts indicate that Nelson Marchioli's target total direct compensation is 44% lower than Denny's proxy peers and 31% lower than general industry market practice for similar sized companies (3)
▪ In addition, Mr. Marchioli's actual total direct compensation is well below the midpoint (~30%) of the proxy peer group (3)
▪ Misrepresentation of facts surrounding the 2004 equity infusion and stock option program, which was approved by stockholders (see page 18)
▪ All directors other than Nelson Marchioli, the CEO, are independent
▪ Denny’s RiskMetrics corporate governance score is better than 86% of its peer group and better than 89% of the companies in the Russell 3000 (4)
▪ Healthy planned turnover in the Board has brought new and fresh perspectives
(1) Per dissident proxy filing. Includes only voting shares.
(2) Source: Factset. Peer group consists of BH, BKC, BOBE, BWLD, CBRL, CHUX, CKR, CPKI, DIN, DPZ,
 DRI, EAT, JACK, PNRA, RRGB, RT, SONC, WEN. Excludes PZZA and TXRH as founders have significant stakes. Includes restricted stock, restricted share units and options.
Dissidents Misrepresent the Facts
Board Ownership
(3) Source: Towers Watson Executive Compensation Analysis, October 2009.
(4) Source: RiskMetrics Group.

160%
120%
80%
40%
0%
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
DENN
Peer Group
Russell 2000 Index

200
150
100
50
04/23/09
06/22/09
08/21/09
10/22/09
12/22/09
02/19/10
04/23/10
DENN
Peer Group
Russell 2000

Under Nelson Marchioli's Leadership (Since 1/4/2001) (1)
632%
94%
50%
DENN
Russell 2000
Peers

... two alternative relevant periods would be:

4/27/2010

Dissident Claims About Stock Price Performance are Misleading
Dissident Argument #4:
Share Price Performance
Dissidents focused on 5-year period
ending Dec. 2009 when arguably…
Note: Peer group consists of Burger King, Bob Evans Farms, Buffalo Wild Wings, Cracker Barrel,
O’Charley’s, CKE Restaurants, California Pizza Kitchen, Domino’s Pizza, Darden Restaurants, Brinker
International, DineEquity, Jack in the Box, Panera Bread Company, Papa John’s, Red Robin Gourmet
Burgers, Ruby Tuesday, Steak n’ Shake, Sonic, Texas Roadhouse and Wendy’s/Arby’s Group.
(1) As of 4/23/2010. Does not include reinvestment of dividends.
 ▪ Last twelve months (April 2009 - April 2010); or
 ▪ Since Nelson Marchioli appointed CEO (1/4/01)
In either case, DENN has significantly
outperformed peers and overall market
3%
(7%)
(51%)
Last Twelve Months (April 2009 - April 2010) (1)
Dissidents Misrepresent the Facts
57%
24%
61%
Flying J
Announcement
13-D Filed

Denny's
Family
Casual
Fast Casual
6.3x
4.5x
4.8x
5.1x
3.5x
4.0x
4.5x
5.0x
5.5x
6.0x
6.5x

88
84
74
32
12
Focus of
FGI Program
Bottom 20%
Average Unit Volume
Top 20%

Restaurant

4/27/2010

Other Dissident Arguments
Units sold at very attractive multiples…
Average Franchise Sale Cash Flow Multiple (1)
Industry
Segments
(1) Source: Restaurant Research LLC. Represents average from July 2005 through January 2010.
(2) Reflects year-end 2006 margins, the year prior to implementation of FGI.
Operating  7.1% 10.9% 14.3% 16.4% 20.6%
Margin (2)
…even though the vast majority (~85%) of the units sold
are the lowest performing units in Denny’s portfolio
Unit Sales at “unreasonably low prices”
* WRONG *
Dissidents Misrepresent the Facts
 FGI Program
 Sale of select company restaurants to franchisees based on the following criteria:
 ■ Gaining commitments to future unit growth   ■ Tightening company operating geography
 ■ Strengthening company portfolio (sale of lower performing units) ■ Targeting a 90% franchise mix
 FGI has also delivered commitments for 98 future units
# of Units Sold Under FGI
Only 3 units of all FGI units were remodeled within 12
months of being sold

4/27/2010

2004 Option Grant Fact Check
➢ Dissidents quote a misleading 2006 New York Times
 article, but completely ignore the facts and fail to
 mention the Company’s Letter to the Editor in the
 same paper
➢ To facilitate a successful recapitalization of the
 Company which absorbed all the shares authorized
 for issuance at the time, management voluntarily
 deferred its option grant until more shares could be
 authorized and approved for grant by direct
 shareholder vote
➢ Shareholders overwhelmingly approved the new
 shares, and new stock option plan with the option
 grant and the $2.42 strike price fully disclosed
➢ There was absolutely nothing inappropriate in this
 process and it appears the Dissidents found it easier
 to recycle dated and misleading reporting by the New
 York Times to suggest impropriety at Denny’s than to
 properly research and understand the facts of this
 particular matter
Nothing About The Option Grant was Inappropriate and It was, in Effect, Approved by Shareholders
 Denny’s Published Response to the NYT Article:
 “The first step was the sale of 48 million new shares of
common stock at $1.90 per share. Despite the dilution, the
closing price the day the sale was announced was $2.42. The
exercise price in these stock option grants was set at $2.42.
 These options were priced very soon after the private
placement when the spread between market and issuance was
only 28 cents, not the $1.49 implied in the article.
 These 48 million shares were all the shares then authorized by shareholders; the apparent “bargain” element cited in the article was a result of needing shareholder approval before the grants could actually be made.
 Our stock-option grants were fully disclosed and
overwhelmingly approved by shareholders.”
 - Robert E. Marks, Chairman of the Board
 New York Times, May 6, 2006
Dissidents Misrepresent the Facts
See page 32 for a complete chronology of events.

Assessment of Director
Candidates

4/27/2010

Why the Dissident Group is Bad
for the Company
➢ OakStreet and Walsh started buying shares August 27, 2009; Lyrical and Soundpost on November 25 and December
 15, 2009, respectively. Dash started buying December 21, 2009, and Arbor started buying January 13, 2010
➢ Walsh demanded to speak to the CEO merely weeks after he started buying his shares despite an attempt by Denny’s to answer his questions through the normal investor relations process
➢ The Dissidents never reached out as a group to the Company to discuss their concerns. Jonathan Dash made one phone call, which was returned, but he never followed up to schedule a meeting
➢ Rather than engage with the Company regarding their concerns and saving stockholders a costly and disruptive proxy contest, the Dissidents chose to nominate a slate of directors with no true restaurant experience
The Dissidents Have Made No Attempt to Constructively Engage the Company
The Dissidents Lack Credibility
➢ The Dissidents frequently claim credit for the increase in stock price despite the fact that their January 21, 2010 13-D filing contained virtually no information about their plans for Denny’s other than to state that they may “engage in discussions with management, the Board of Directors, shareholders and franchisees…”
➢ The Dissidents state they are not “going for control” yet with their nominations they target the CEO, Chairman of the
 Board and the Chairman of the Audit and Finance Committee, which we believe shows their control intent
➢ Pattern of misrepresentation of facts and disruptive behavior in the franchisee community
Dissidents’ Motives Are Not Aligned with
Stockholders’ Long-Term Interests

4/27/2010

Why the Dissident Group is Bad
for the Company (Cont’d)
➢ Jonathan Dash, in his role as advisor to Biglari, participated in a proxy fight to take control of Steak n Shake based on corporate governance concerns, particularly splitting the role of Chairman and CEO and decreasing management compensation
➢ Upon winning, Dash’s associate Biglari became Chairman/CEO, 5 of 9 directors resigned from or did not seek re-
 election to the SNS Board, the Company stopped having analyst calls, Biglari’s salary increased from $280,000 to
 $900,000, and SNS changed its name to Biglari Holdings
➢ Once in power, Dash and Biglari used SNS’s cash flows to invest in other businesses outside of the restaurant industry, at Biglari’s sole discretion
➢ Dash served as a Board member of Western Sizzlin, while at the same time serving as an advisor to WS’s direct competitor, SNS, and then sold WS to SNS
The Dissidents Have a Record of Broken Campaign Promises
Why the Dissidents Really Want Your Vote
➢ We believe OakStreet, Soundpost and Lyrical specifically sought out Jonathan Dash as their partner because of his experience in taking control of companies without paying a control premium
➢ Dash has done this with both WS and SNS (as described above): At WS over 30 franchisees and 7 Board members left after Dash and Biglari took control and effectively turned WS into a holding Company for them to use to make investments
➢ The dissident nominees have no real restaurant experience, have not been long-term holders and we believe they have been insincere in their intentions for Denny’s based upon their past history
Dissidents’ Motives Are Not Aligned with
Stockholders’ Long-Term Interests

4/27/2010

Dissidents’ Track Record at
Steak ‘n Shake and Western Sizzlin
➢ Demonstrated history of creeping control
 ▪ Biglari and Dash grew small minority stake to
 almost half of Western Sizzlin
 ▪ They jettisoned all but one original board
 member, and shrunk the size of the Board from
 9 to 5
 ▪ All without making an offer for the Company
➢ Conflicted sale: Western Sizzlin was sold to Steak
 n Shake while Dash served on the WS board and as
 advisor to the SNS CEO, Biglari
➢ By 2007, only one board member had any
 restaurant experience (he was a prior Western
 Sizzlin franchisee)
Western Sizzlin
➢ Feel-good letters from the Steak n Shake
 Chairman (Biglari tries to emulate Warren Buffet)
 do not provide additional disclosure for which he
 criticized the Company during his campaign
 ▪ Immediately stopped having investor calls
 after gaining control of the Board in June
 2008
➢ Only two SNS Board members remain - the rest
 are Biglari allies that will not challenge him
 ▪ 5 of 9 directors resigned or did not stand for
 re-election once Biglari came on Board
➢ The Board voted to raise Biglari’s salary from
 $280,000 to $900,000, a 220% increase
➢ 20:1 Reverse stock split was enacted specifically
 to reduce liquidity in SNS’ stock
➢ Biglari and Dash changed the name to Biglari
 Holdings and has transformed the company into
 his personal investment vehicle where Biglari
 makes all investment and bonus decisions
Steak n Shake
Dash's Involvement at WS and SNS Reveals a Troubling History of Shareholder Un-friendly
Actions Which Presumably Would be Imposed on Denny's Stockholders if He is Elected
Dissidents’ Motives Are Not Aligned with
Stockholders’ Long-Term Interests

4/27/2010

Our Directors - Better Suited to
Serve Stockholders’ Interests
Hard Working and Un-Conflicted With Unquestionable Ethics and Abundant Relevant Experience
Mr. Marchioli has Restaurant Operating Expertise None of the Dissident Nominees Can Offer
Mr. Marks has Financial Expertise that the Dissident Nominees Suggest They Offer, But With Much More Experience
Ms. Smithart-Oglesby has Restaurant and Accounting Expertise None of the Dissident Nominees Can Offer
➢ President, CEO and Board Member of Denny’s Corporation since 2001
➢ More than 30 years of experience in the restaurant industry
 ▪ Leadership positions: Denny’s (CEO), El Pollo Loco (CEO), Bruegger’s Bagel Bakeries (COO),Burger
 King (EVP, Head of International)
Nelson J.
Marchioli
Robert E.
Marks
Debra
Smithart-
Oglesby
➢ Currently Chairman of Denny’s Audit and Finance Committee; formerly Chairman of the Board, Denny’s Corporation
➢ Chairman, President of Marks Ventures LLC
➢ Mr. Marks has over 28 years of private equity investment experience in 15 different industries
➢ Over 15 years of public company Board of Directors experience
 ▪ Denny’s (NASDAQ) and Emeritus (NYSE)
➢ Lead Director for 2004 Denny’s Restructuring and Refinancing with deep experience working with companies with leveraged capital structures
➢ Currently Chair of the Board, Denny’s Corporation
➢ Formerly served as a Director of Noodles and Company, Brinker International Inc., and not-for-profit organizations
➢ Significant Financial Executive experience includes positions as CFO of Dekor Inc., President of Corporate
 Services and CFO of First America Automotive, Inc., EVP and CFO of Brinker International Inc.
➢ Experience in audit, controlling and accounting positions through her work at Coopers and Lybrand, OKC
 Liquidating Trust and New York Merchandise Co.
➢ Over 25 years of experience in the restaurant industry including concept development, multi-unit growth, turn-
 arounds, franchising and international

4/27/2010

The Current Directors Are the
Right Choice for Stockholders
➢ Most Relevant Experience
 ▪ Restaurant
 ▪ Capital Markets
 ▪ Board Presence
➢ Commitment to Denny’s
➢ Presence of Conflicts
➢ History of Stockholder-Unfriendly Actions
Dissident Nominees are NOT the Right Choice for Denny’s Stockholders
Current Directors
✓
✓
✓
✓
Dissidents
✓
✓
✓

Appendix

4/27/2010

Super Bowl Media Campaign
➢ The 2010 advertisements constitute less than 8% of the overall National Advertising Fund’s budget for the year
➢ They had the net effect of:
 ▪ Strongly enhancing the perception of the brand
 ▪ Drawing approximately 2 million guests per year
 ▪ Producing 1 million emails in 2010
 ▪ Launching our “Free Breakfasts on Your Birthday”
 program
 ▪ Over both years, delivering over $150 million in free
 public relations including over 8,000 airings on
 TV and radio
➢ We followed the Super Bowl ads quickly with media for the
 $2/$4/$6/$8 value roll out
Our Super Bowl Advertisements Produced Tangible Results

2001	2002	2003	2004	2005	2006	2007	2008	2009	Proposed 2010	Years of Service
James B. Adamson, Chair	✓										
James J. Gaffney	✓										
Lloyd I. Miller, III	✓	✓	✓*								
Charles F. Moran, Chair	✓	✓	✓	✓*							
Elizabeth A. Sanders	✓	✓	✓	✓	✓*						
Vera K. Farris	✓	✓	✓	✓	✓	✓	✓	✓	✓*		
Robert E. Marks, Chair	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Nelson J. Marchioli	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
Donald R. Shepherd	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Darrell Jackson		✓*	✓*								
Raul R. Tapia (Jul-Dec)		✓*	✓*								
Vada Hill			✓*	✓	✓	✓*					
Debra Smithart-Oglesby, Chair			✓*	✓	✓	✓	✓	✓	✓	✓	7
Henry J. Nasella					✓*	✓	✓	✓*			
Michael Montelongo					✓*	✓	✓	✓	✓*		
Brenda J. Lauderbeck					✓*	✓	✓	✓	✓	✓	6
Louis P. Neeb								✓*	✓	✓	2
Donald C. Robinson								✓*	✓	✓	2
Laysha Ward										✓	-
# of Directors	**9**	**9**	**9**	**8**	**9**	**9**	**8**	**9**	**7**	**8**	
# of New Directors	**-**	**2**	**2**	**1**	**3**	**0**	**0**	**2**	**0**	**1**	

Average New Directors Per Year: 1+

* Indicates that the director did not serve the full year.

4/27/2010

Historical Perspective on Denny’s
Board of Directors
We Have Experienced Healthy Turnover in Our Board with 4 Different Chairs Over the Past Decade

4/27/2010

Timeline of Dissident Events
8/26/2009
Walsh calls
Denny’s; typical
investor call
4/14/2010
Denny’s 1st
Fight Letter
released
3/16/2010
Dissidents
release letter
outlining
arguments
against current
Denny’s Board
1/21/2010
Dissidents file
first 13-D
3/2/2010
Dissidents
announce intent
to nominate 3
directors
8/27/2009
Oak Street and
Walsh begin to
accumulate
shares

January 2010
February
April
March
Dec.
Nov.
Oct.
Sept.
Aug.
2009
11/25/2009
Lyrical begins to
accumulate
shares
12/15/2009
Soundpost begins
to accumulate
shares
12/21/2009
Dash begins
to accumulate
shares
1/13/2010
Arbor begins
to accumulate
shares
9/2009
Walsh calls several more
times with questions; asks
to speak with CEO (1)
(1) Denny’s IR leadership used the same criteria in determining that the IR director, not the CEO, would remain the main point of contact with Oak Street.
10/2009
David Makula
leaves voicemail
asking to speak to
CEO. Denny’s
follow-up not
returned
3/16/2010
Denny’s sends
letter to Oak
Street to open the
door for
conversation; no
response
3/19/2010
Denny’s has
conference call with
Jaime Lester of
Soundpost, who
asked if a change in
control would trigger
any executive
compensation or debt
covenants
3/31/2010
Jonathan Dash calls
Rob Marks; call is
returned by IR
leadership and CFO,
but no response from
Dash
For Over 5 Months (October to March) the Dissidents Did Not Reach Out And When They Did, It
Was With Their Fight Letter
Our Attendance at 5 Conferences and Roadshows in 6 Cities From June 2009 Through January
2010 Demonstrate That We Have Been Active and Accessible

175
150
125
100
75
04/23/09
06/22/09
08/21/09
10/22/09
12/22/09
02/19/10
04/23/10
DENN
Peer Group
Russell 2000
GICS Peer Group

125
100
75
50
25
04/23/07
10/22/07
04/22/08
10/22/08
04/22/09
10/22/09
04/23/10
DENN
Peer Group
Russell 2000
GICS Peer Group

4/27/2010

Total Shareholder Returns (1)
60%
24%
61%
LTM
Last 3 Years
(21%)
(24%)
(7%)
(1) Include reinvestment of dividends.
Note: Peer group consists of Burger King, Bob Evans Farms, Buffalo Wild Wings, Cracker Barrel, O’Charley’s, CKE Restaurants, California Pizza Kitchen, Domino’s Pizza, Darden Restaurants, Brinker International,
DineEquity, Jack in the Box, Panera Bread Company, Papa John’s, Red Robin Gourmet Burgers, Ruby Tuesday, Steak n’ Shake, Sonic, Texas Roadhouse and Wendy’s/Arby’s Group.
36%
16%

200
150
100
50
0
04/22/05
02/20/06
12/22/06
10/22/07
08/22/08
06/22/09
04/23/10
DENN
Peer Group
Russell 2000
GICS Peer Group

1250
1000
750
500
250
0
01/04/01
07/24/02
02/10/04
08/29/05
03/16/07
10/03/08
04/23/10
DENN
Peer Group
Russell 2000
GICS Peer Group

4/27/2010

Total Shareholder Returns (1)
(Cont’d)
Since Nelson Marchioli Took Over as CEO
(1) Include reinvestment of dividends.
Note: Peer group consists of Burger King, Bob Evans Farms, Buffalo Wild Wings, Cracker Barrel, O’Charley’s, CKE Restaurants, California Pizza Kitchen, Domino’s Pizza, Darden Restaurants, Brinker International,
DineEquity, Jack in the Box, Panera Bread Company, Papa John’s, Red Robin Gourmet Burgers, Ruby Tuesday, Steak n’ Shake, Sonic, Texas Roadhouse and Wendy’s/Arby’s Group.
Last 5 Years
1%
(12%)
33%
63%
101%
658%
74%
139%

$5.00
$4.00
$3.00
$2.00
$1.00
7,500
5,000
2,500
0
04/23/09
06/22/09
08/21/09
10/22/09
12/22/09
02/19/10
04/23/10
Announced Q1 EPS of $0.04, beating consensus by $0.02
Announced Q2 EPS of $0.09, beating consensus by $0.04
Announced Q3 EPS of $0.10, missing consensus by $0.04
Announced resignation of CMO Mark Chimel and COO Janis Emplit
Initial filing of 13-D by the Dissidents
Dissidents announce intent to nominate 3 directors to Board
Announced Q4 EPS of $0.18, beating consensus by $0.16
Record Date for annual meeting
Denny's selected as full service operator for Flying J Travel Centers

4/27/2010

Source: Factset, Company filings and Wall Street equity research as of April 23, 2010.
Price
Volume
(‘000s)
Stock Price Performance
Last Twelve Months
61%

June 30, 2004 $2.13 per Share	▪ Denny's is nearing completion of a private placement of stock (PIPE) that will be the first step in a highly successful recapitalization of the Company's balance sheet ▪ The preliminary plan is to raise approximately $80 million through the sale of approximately 40 million shares to the PIPE participants ▪ The largest participant in the PIPE stipulates management should have a larger stake in the Company and recommends an equity grant to coincide with the PIPE transaction
July 6, 2004 $2.10 per Share	▪ The PIPE equity offering is well received and oversubscribed leaving the Board and Management with an opportunity to raise additional equity if more shares were available. ▪ The only other shares available were those designated for grant under Denny's existing stock option plans. ▪ Denny's management voluntarily agrees to defer an equity grant (typically issued concurrent with the PIPE transaction) in order to release shares from existing option plans so they could be sold in the PIPE transaction, thus raising additional equity for the benefit of the Company
July 7, 2004 $2.42 per Share	▪ The private placement is completed with 48.4 million shares sold at a price of $1.90 per share, a modest 12% discount from the previous day closing price of $2.10 ▪ The stock price closes that day at $2.42 per share
July 9, 2004 $2.74 per Share	▪ The Compensation Committee of the Denny's Board of Directors agrees to pursue stockholder approval to increase the number of authorized shares and to allocate a portion of the new shares to replenish option plan shares sold in the PIPE transaction
July 19, 2004 $2.70 per Share	▪ The Compensation Committee approves, **subject to stockholder approval**, the Denny's Corporation 2004 Omnibus Incentive Plan and the initial award of options under the plan ▪ Because the shares taken from the prior option plans to accommodate the PIPE would have been used to grant market-priced options concurrent with the PIPE, the Compensation Committee determines that the options to be granted will have an exercise price equal to the lesser of $2.42 (closing price on the day of the PIPE) or the fair market value price on the day of the option grant
August 2, 2004 $2.93 per Share	▪ A proxy statement to support a Notice of Special Meeting of Stockholders is filed with the SEC and distributed to stockholders ▪ **The proxy statement provides a full disclosure** of the PIPE transaction and the intent to replace shares that had been taken from prior option plans in order to increase the equity raised in the PIPE ▪ **The proxy statement also explicitly states that the determination of the option exercise price for transaction related grants will be based on the $2.42 market closing price on the day of the PIPE**
August 25, 2004 $2.70 per Share	▪ Stockholders overwhelmingly approve the authorization of additional shares as well as Denny's proposed omnibus incentive plan. ▪ **96.3%** of shares voted in the special election were cast **FOR** the Company's proposals
August 26, 2004 to November 11, 2004	▪ Due to various administrative, tax and accounting treatment considerations, the official option grant to key employees was delayed until November 11, 2004
December 29, 2004	▪ After meeting performance measures included in the plan to ensure tax deductibility under Code Section 162(m), the December 29, 2004 closing price is used to finalize the accounting expense attributable to the option grant (expense recorded based on the $2.42 strike price and the $4.40 closing price)

2004 Option Grant Chronology
➢ The misinformed article which appeared in the New York Times is an unfortunate result of the writer’s confusion related to the required accounting treatment for the option grant due to the delay between stockholder approval on August 25, 2004 and December 29, 2004, the date required by GAAP to be used for determining the
 accounting expense
➢ The options were priced appropriately based on the date
 management completed the highly successful private equity
 transaction, more than doubling the Company’s market
 capitalization
➢ Additionally, all option pricing information was properly disclosed to and, in effect, approved by shareholders

4/27/2010

4/27/2010

➢ $50 Million Revolving Credit Facility    Maturity December 2011
 ▪ Revolver fully available with no current balance
➢ $80 Million Term Loan                                                Maturity March 2012
 ▪ Paid down by $180 million since origination in 12/06
➢ $175 Million 10% Senior Notes                                                 Maturity October 2012 /
 ▪ Currently callable at 102.5   Callable at Par in Oct. 2010
➢ Credit Agreements Prohibit Stock and Bond Repurchases
➢ Continue to Monitor the Credit Markets for Opportunities to Further
 Strengthen Capital Structure
No Near-Term Debt Maturities
With Significant Existing Liquidity

$ in Millions

Income, EBITDA, and Free Fash Flow Reconciliation	2001	2002	2003*	2004	2005	2006	2007	2008	2009
Net Income/(Loss) from Continuing Operations [1]	($89.6)	$5.2	($33.8)	($37.7)	($7.3)	$28.5	$29.5	$12.7	$41.6
Provision for Income Taxes	1.6	(1.4)	0.8	0.8	1.2	16.3	6.7	3.5	1.4
Operating Gains, Losses and Other Charges	17.2	(1.1)	(1.2)	(0.6)	3.1	(47.9)	(31.1)	(6.4)	(14.5)
Other Nonoperating Expense, net	(6.0)	(32.9)	0.9	21.3	(0.6)	8.0	0.7	9.2	(3.1)
Share-based Compensation	0.0	0.5	0.3	6.5	7.8	7.6	4.8	4.1	4.7
Adjusted Income Before Taxes [2]	($76.8)	($29.7)	($33.1)	($9.8)	$4.2	$12.5	$10.5	$23.2	$30.0
Interest Expense, net	73.2	76.4	78.2	69.4	55.2	57.7	43.0	35.5	32.6
Depreciation and Amortization [3]	125.0	84.1	61.0	56.6	56.1	55.3	49.3	39.8	32.3
Cash Payments for Restructuring and Exit Costs	(12.2)	(13.5)	(9.0)	(6.0)	(6.7)	(5.1)	(9.1)	(9.1)	(7.5)
Cash Payments for Share-based Compensation	0.0	0.0	(0.8)	(0.0)	(1.2)	(0.9)	(0.9)	(0.9)	(2.2)
Adjusted EBITDA	$109.2	$117.4	$96.3	$110.3	$107.6	$119.5	$92.9	$88.4	$85.2
% of Total Revenues	10.5%	12.4%	10.2%	11.5%	11.0%	12.0%	9.9%	11.6%	14.0%
Cash Capital Expenditures	(41.1)	(41.7)	(32.0)	(36.1)	(47.2)	(33.1)	(33.1)	(27.9)	(18.4)
Cash Interest Expense, net of Interest Income	(67.4)	(68.8)	(70.8)	(62.0)	(48.2)	(50.9)	(38.5)	(31.6)	(29.3)
Cash Taxes	(2.2)	2.4	(0.6)	(1.4)	(1.3)	(1.3)	(2.3)	(1.1)	(0.6)
Free Cash Flow	($1.6)	$9.3	($7.1)	$10.8	$11.0	$34.3	$19.0	$27.9	$36.9
% of Total Revenues	(0.1%)	1.0%	(0.8%)	1.1%	1.1%	3.4%	2.0%	3.7%	6.1%
Total Revenues	$1,039.7	$948.6	$940.9	$960.0	$978.7	$994.0	$939.4	$760.3	$608.1

Return on Assets Reconciliation	2001	2002	2003*	2004	2005	2006	2007	2008	2009
Total Assets	598.3	541.4	495.4	499.3	511.7	442.7	373.9	341.8	312.6
Adjusted Income Before Taxes [2]	(76.8)	(29.7)	(33.1)	(9.8)	4.2	12.5	10.5	23.2	30.0
Return on Assets [4]	(12.8%)	(5.5%)	(6.7%)	(2.0%)	0.8%	2.8%	2.8%	6.8%	9.6%

4/27/2010

Reconciliation of GAAP to
Non-GAAP Information
* Includes 53rd week.
(1) Excludes Discontinued Operations and Cumulative Effect of Change in Accounting Principle. (3) 2001 Depreciation and Amortization includes $31.6M in Goodwill Amortization.
(2) Excludes Amortization of Deferred Gains in 2005 and 2004.                                                                                             (4) Return on Assets takes LTM Adjusted Income before Taxes divided by Total Assets at the end of the period.
We believe that, in addition to other financial measures, Adjusted Income Before Taxes, Adjusted EBITDA, and Free Cash Flow are appropriate indicators to assist in the evaluation of our operating performance on a period-to-period basis. We believe that these metrics best reflect on-going earnings and cash generated from those earnings. We also use Adjusted Income and Adjusted EBITDA internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our senior credit facility for the computation of our debt covenant ratios. However, Adjusted Income and Adjusted EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

4/27/2010

Dash’s Involvement at Steak N
Shake
Source: Company filings and publicly available information as of April 23, 2010.

2007
2008
2010
2009
10/2007
Sardar Biglari and Philip
Cooley send first letter to
SNS shareholders
announcing two
nominees for board
4/2010
SNS changes
name to Biglari
Holdings
6/2009
Biglari convinces board to
transform SNS into holding
company and to give sole
discretion over asset
allocation to Biglari
12/2009
SNS offers to acquire
Fremont Michigan
Insuracorp Inc. for $37
million but is rejected
12/2009
Biglari convinces company to
initiate a 1-for-20 reverse stock
split that pushes the per-share
price of SNS above $300
8/2008
Biglari takes over as
permanent CEO
10/2009
SNS discloses
in a filing that it
has purchased
a 9.9% stake in
Fremont
Michigan
Insuracorp Inc.
8/2009
SNS closes $23
million deal to
merge with
Western Sizzlin
Corp, which was
also run by Biglari
7/2009
Board renegotiates
lending agreement with
Bank to allow use of $10
million in cash for
“investments of any
lawful nature”
6/2008
Biglari takes over
as executive
chairman
3/2008
Biglari and
Cooley are
elected to BOD
2/2010
SNS confirms that
new corporate
headquarters will be
in San Antonio, TX,
where Biglari’s hedge
fund is located
Corporate Governance Changes
In His Capacity as Advisor to Steak N Shake, the Company made Acquisitions of Non-Restaurant
Assets and Through its Merger with Western Sizzlin Changed its Name to Biglari Holdings
Acquisitions

4/27/2010

8/2006
The Board of Directors declares a
1:10 reverse stock split
4/2006
Jonathan Dash is appointed
to the Board of Directors
3/2006
Sardar Biglari appointed as Chairman
and CEO; six serving directors resign
2/2008
WS changes its primary listing to
NASDAQ from OTCBB
8/2009
Sale of the company to Steak
n Shake is announced
3/2010
Dash resigns from
Western Sizzlin
Board
Dash’s Involvement at Western
Sizzlin
Source: Company filings and publicly available information as of April 23, 2010.

Acquisitions
Corporate Governance Changes
During His Tenure as Director, Western Sizzlin Made Numerous Non-Restaurant Acquisitions and
Was Transformed Into a Holding Company
2006
2007
2010
2009
2008
12/2007
Acquisition of ITEX via
tender offer is
announced
3/2008
Acquisition of 51% of
Mustang Capital
Advisors announced
5/2008
ITEX tender offer
cancelled with only
4.9% of
outstanding
shares tendered
12/2007
Western Real
Estate, L.P.
purchases 23 acres
of property near
San Antonio, Texas
- Biglari’s
hometown
10/2008
Exchange offer for 1.2% of Jack in the
Box is announced; tender is terminated
days later due to regulatory/compliance
issues
3/2010
Completes sale to
Steak n Shake

4/27/2010

Denny’s Corporation urges caution in considering its current trends and any outlook on earnings disclosed in this presentation. In addition, certain matters discussed may constitute forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the
Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:
the competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level;
political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item
1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009.
The Company has filed with the Securities and Exchange Commission ("SEC") and mailed to its stockholders a definitive proxy statement in connection with its 2010 Annual Meeting of Stockholders. Stockholders are strongly advised to read the
Company's definitive proxy statement and the accompanying WHITE proxy card before making any voting decisions.
Stockholders may obtain copies of the Company's definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC in connection with its 2010 Annual Meeting of
Stockholders free of charge at the SEC’s website at www.sec.gov, or on the Company's website at www.dennys.com. The
Company, its directors and officers and certain employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2010 Annual Meeting of Stockholders. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the SEC is set forth in the
Company's definitive proxy statement filed with the SEC on April 8, 2010.
Forward Looking Statements &
Solicitation Materials